Exhibit 5.1

               OPINION OF SCHIFF HARDIN & WAITE


                                        September 10, 1997

Securities and Exchange Commission
Filing Desk - Stop 1-4
Judiciary Plaza
450 Fifth Street
Washington, D.C. 20549-1004

          Re:  Wisconsin Central Transportation Corporation
               Registration Statement on Form S-8 --
               Registration of 1,500,000 Shares of
               Common Stock, Par Value $0.01 Per Share
               _____________________________________________


Ladies and Gentlemen:

          We have acted as special counsel to Wisconsin Central Transportation Corporation, a Delaware corporation (the "Company"), in connection with the Company's filing of a Registration Statement on Form S-8 (the "Registration Statement") covering 1,500,000 shares of common stock, par value $0.01 per share (the "Common Stock"), to be issued pursuant to the terms of the Wisconsin Central Transportation Corporation 1997 Long-Term Incentive Plan (the "Plan").

          In this connection, we have made such investigation and have examined such documents as we have deemed necessary to enable us to render the opinion contained herein. Based upon the foregoing, it is our opinion that the Common Stock, upon issuance in accordance with the terms of the Plan, and as described in the Registration Statement, will be legally issued, fully paid and nonassessable.

          The foregoing opinions are based on and are limited to the laws of the State of Illinois, the General Corporation Law of the State of Delaware and the laws of the United States of America, and we express no opinion with respect to the law of any other jurisdiction.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                        Very truly yours,

                                        SCHIFF HARDIN & WAITE


                                        By: /s/ Frederick L. Hartmann
                                        _______________________________________
                                        Frederick L. Hartmann




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